UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 27, 2008
Cohesant Technologies Inc.

(Exact name of Registrant as Specified in its Charter)
Delaware

(State Or Other Jurisdiction Of Incorporation)

1-13484	34-1775913

(Commission File Number)	(I.R.S. Employer Identification No.)

5845 West 82nd Street, Suite 102 Indianapolis, IN	46278

(Address Of Principal Executive Offices)	(Zip Code)
(317) 871-7611

Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 4, 6 through 8 are not applicable and therefore omitted.

Item 2.01	Completion of Acquisition or Disposition of Assets
On February 27, 2008, pursuant to an Agreement and Plan of Merger dated December 3, 2007 (the “Merger Agreement”) among Cohesant Technologies Inc. (the “Company”), GlasCraft Inc. (“GlasCraft”), CIPAR Inc. (“CIPAR”), Graco Inc. (“Graco”), and Graco Indiana Inc. (“Merger Sub”), Merger Sub merged with and into the Company (the “merger”). The Company is the surviving corporation in the merger and, as a result of the merger, is a wholly-owned subsidiary of Graco. The aggregate purchase price payable in the merger was $35 million, which Graco funded from cash on hand.
Pursuant to the terms of the Merger Agreement, each share of the Company’s common stock, par value $0.001 per share (“Common Stock”), issued and outstanding immediately prior to the effective time of the merger was cancelled and converted into the right to receive $9.43 in cash without interest. Each option to purchase Common Stock outstanding immediately prior to the effective time of the merger was cancelled and converted into the right to receive the excess, if any, of $9.43 over the exercise price for such option, without interest.
Pursuant to the Merger Agreement, at the effective time of the merger, the directors and executive officers of Merger Sub immediately prior to the merger became the directors and executive officers of the Company.
Immediately prior to the effective time of the merger, the Company completed the transactions contemplated by the Separation Agreement between the Company and CIPAR dated December 3, 2007 (the “Separation Agreement”). The Separation Agreement provided for the spin-off of all the Company’s non-GlasCraft business operations through a distribution of CIPAR stock (the “Spin-off”). In the Spin-off, each shareholder of the Company received one share of CIPAR common stock for each share of Common Stock held as of the February 26, 2008 record date.
In anticipation of the transactions contemplated by the merger and the Spin-off, CIPAR changed its corporate name to “Cohesant Inc.” Shares of common stock of Cohesant Inc. are registered under the Securities Exchange Act of 1934, as amended, and will trade in the over-the-counter market.
The foregoing description of the Merger Agreement and the Separation Agreement are qualified in their entirety by reference to the Merger Agreement and the Separation Agreement, respectively. A copy of the Agreement and Plan of Merger dated December 3, 2007 by and among Cohesant Technologies Inc., CIPAR Inc., GlasCraft Inc., Graco Inc., and Graco Indiana Inc. is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated December 3, 2007 and is incorporated by reference herein. A copy of the Separation Agreement dated December 3, 2007 by and between Cohesant Technologies Inc. and CIPAR Inc. is filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K dated December 3, 2007 and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 27, 2008, the merger was completed and, in connection with the merger, the Company requested the delisting of the Common Stock from The NASDAQ Capital Market, effective as of the close of business on February 27, 2008.

Item 3.03	Material Modification to Rights of Security Holders.
The information set forth in Item 2.01 herein is incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant.
The information set forth in Item 2.01 herein is incorporated by reference into this Item 5.01 of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.
The information set forth in Item 2.01 herein is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated December 3, 2007 by and among Cohesant Technologies Inc., CIPAR Inc., GlasCraft Inc., Graco Inc., and Graco Indiana Inc.*

2.2	Separation Agreement dated December 3, 2007 by and between Cohesant Technologies Inc. and CIPAR Inc. *

99.1	Press Release issued on February 27, 2008 by Cohesant Technologies Inc.

*	Incorporated by reference to exhibit of the same number to Current Report on Form 8-K dated December 3, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COHESANT TECHNOLOGIES INC.
By:	/s/ Karen Park Gallivan
Karen Park Gallivan
Vice President and Secretary

Date: February 27, 2008

4